Exhibit 15.1

Our ref:	VSL/604835-000001/14580487v2
Direct	+852 3690 7513
Email	vivian.lee@maples.com

The9 Limited

Building No. 3, 690 Bibo Road

Zhang Jiang Hi-Tech Park

Pudong New Area, Pudong

Shanghai 201203

People’s Republic of China

29 April 2019

Dear Sirs and/or Madams,

The9 Limited (the "Company")

We consent to the reference to our firm under the heading "Item 10.E. Additional Information — Taxation — Cayman Islands Taxation" in the Company’s Annual Report on Form 20-F for the year ended December 31, 2017 (the “Annual Report”), which will be filed with the Securities and Exchange Commission (the “SEC”) in the month of April 2019, and further consent to the incorporation by reference of our opinions under these headings into the Registration Statements on Form S-8 (No. 333-127700, No. 333-156306, No. 333-168780, No. 333-210693 and No. 333-217190), and the Registration Statement on Form F-3 (No. 333-210692) of the Company.

We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully

/s/ Maples and Calder (Hong Kong) LLP

Maples and Calder (Hong Kong) LLP